Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 2 to the registration statement on Form F-1 of Shopify Inc. of our report dated February 18, 2015 (except for note 22, which is as of April 14, 2015) relating to the financial statements of Shopify Inc., which appears in such registration statement. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licenced Public Accountants

Ottawa, Ontario

May 18, 2015